Exhibit 23.3
                                                                    ------------


Vivendi Universal
Post-Effective Amendment No. 2 on Form S-8 to Form F-4



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants of Canal +, we hereby consent to the incorporation by reference in the Post-Effective Amendment No. 2 on Form S-8 to Form F-4 dated as of December 11, 2000 filed by Vivendi Universal in connection with the Polygram Holding, Inc. Deferred Savings and Investment Plan for Employees, The Seagram 401(k) Plan - Universal Employees, The Seagram 401(k) - UNI Employees, The Seagram 401(k) - Spencer Employees, The Seagram 401(k) Plan, the Retirement, Savings and Investment Plan for Union Employees of Joseph E. Seagram & Sons, Inc. and Affiliates, the 1983 Stock Appreciation Right and Stock Unit Plan, The Seagram Company Ltd. 1988 Stock Option Plan, The Seagram Company Ltd. 1992 Stock Option Plan, The Seagram Company Ltd. 1996 Stock Incentive Plan, The Seagram Company Ltd. Stock Plan for Non - Employee Directors and the MCA Inc. Incentive Program of (i) our report dated March 8, 2000 (except with respect to matters discussed in Note IX as to which the date is October 27,
2000), relating to the consolidated balance sheet of Canal + and its subsidiaries as of December 31, 1999 and the related consolidated statements of income for the year then ended and the information relating to accounting principles generally accepted in the United States appearing in Note IX and (ii) our report dated March 8, 2000 relating to the consolidated balance sheet of Canal + and its subsidiaries as of December 31, 1998 and the related consolidated statements of income for each of the years in the two year period ended December 31, 1998, included in the prospectus filed on November 2, 2000 with the United States Securities Exchange Commission by Vivendi Universal pursuant to Rule 424(b) under the Securities Act of 1933, as amended.

                                  Paris, France
                                December 11, 2000





RSM Salustro Reydel                       Barbier Frinault & Cie
                                          A member firm of Arthur Andersen